 As filed with the Securities and Exchange Commission on August 31, 1999

                                                Registration No. 333-82277
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             Amendment No. 1

                                    To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            GENTRY RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

            Nevada                          4959                       76-0594911
 (State or other jurisdiction   (Primary Standard Industrial        (I.R.S. Employer
      of incorporation or        Classification Code Number)       Identification No.)
         organization)

                                 ---------------

                       1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                (604) 687-2199
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

             Agent for Service:                               With a Copy to:
          Michael Kirsh, President                           James L. Vandeberg
           Gentry Resources, Inc.                       Vandeberg Johnson & Gandara
       1177 West Hastings, Suite 2110                600 University Street, Suite 2424
 Vancouver, British Columbia V6E 2K3, CANADA             Seattle, Washington 98101
               (604) 687-2199                                  (206) 386-8080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                               Proposed         Proposed
 Title of each class of       Amount           maximum          maximum
    securities to be          to be         offering price     aggregate       Amount of
       registered           registered         per unit      offering price registration fee
--------------------------------------------------------------------------------------------
Common stock...........  2,500,000 shares $0.05 per share(1)  $125,000.00      $34.75(2)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) No exchange or over-the-counter market exists for Gentry's common stock. The most recent sale of Gentry's common stock from one investor to another occurred on May 11, 1999, when a total of 700,000 shares of Gentry common stock were sold at a price of $0.047 per share. Gentry believes this transaction supports a bona fide estimate of $0.05 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2)  Previously paid

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by US federal securities law to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the sec relating to these securities has been + +declared effective by the SEC. This prospectus is not an offer to sell these + +securities or our solicitation of your offer to buy these securities in any +
+jurisdiction where that would not be permitted or legal.                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION August 31, 1999

                                   Prospectus

                                         , 1999

                             GENTRY RESOURCES, INC.

                         1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                 (604) 687-2199

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

  This is the initial public offering of common stock of Gentry Resources, Inc., and no public market currently exists for shares of Gentry's common stock. None of the proceeds from the sale of stock in this offering will be available to Gentry. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public immediately upon the effectiveness of the registration statement, or they may elect to sell some or all of their shares at a later date. As a result, it is impracticable to state either the number of shares that will be available to the public or their price. The most recent sale of Gentry's common stock from one investor to another occurred on May 11, 1999, when a total of 700,000 shares of Gentry common stock were sold at a price of $0.047 per share. The principal operations of Gentry have not yet commenced.

  This is not an underwritten offering, and Gentry's stock is not listed on any national securities exchange or the Nasdaq Stock Market. Gentry intends to apply to have its shares traded on the OTC bulletin board under the symbol:

                                     "GNTR"

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

Risk Factors..............................................................    1
Use of Proceeds...........................................................    8
Determination of Offering Price...........................................    8
Dilution..................................................................    8
Selling Shareholders......................................................    8
Plan of Distribution......................................................    9
Description of Capital Stock..............................................    9
Interests of Named Experts and Counsel....................................    9
Description of Business...................................................   10
Description of Property...................................................   13
Legal Proceedings.........................................................   13
Market Price of and Dividends on Capital Stock and Related Stockholder
 Matters..................................................................   14
Selected Financial Data...................................................   15
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   16
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure...............................................................   17
Directors and Executive Officers..........................................   17
Executive Compensation....................................................   17
Security Ownership of Certain Beneficial Owners and Management............   18
Certain Relationships and Related Transactions............................   19
Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities..............................................................   19
Index to Financial Statements.............................................  F-1

                                 RISK FACTORS

  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Gentry Resources, Inc. Investing in Gentry's common stock involves a high degree of risk. Any of the following risks could adversely affect Gentry's business, financial condition and results of operations and could result in a complete loss of your investment. You should rely only on the information contained in this document. Gentry has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

  You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Gentry's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Gentry described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to Gentry's Business

  Gentry's success is dependent on a number of factors that should be considered by prospective investors. Gentry has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Gentry will provide a return on investment in the future.

 Application of Biocatalyst Technology to Sewage and Waste Water Remediation May Not Be Feasible

  Gentry was formed in July of 1998 for the purpose of exploiting an unproven new technology into a practical and viable business in the field of waste treatment. In a license agreement with David R. Mortenson & Associates, Gentry acquired the rights to distribute and produce Biocatalyst, an oxygen-enriched water product, for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities. Any failure to establish the technical and economic feasibility of the Biocatalyst sewage and waste water remediation application would prevent Gentry from implementing its business plan, and could cause its stock to be worthless.

  The scientific premise behind the Biocatalyst sewage and waste water remediation application is that a constant supply of oxygen-enriched water to a treatment system should supply enough oxygen to sustain aerobic microbe/bacterial growth. The use of an aerobic process, as opposed to an anaerobic process, should substantially reduce the noxious odor sometimes associated with sewage processing. No Biocatalyst generator has been successfully installed and operated at any waste treatment facility, even on a test basis.

  The initial step that Gentry plans to take, in conjunction with Mortenson & Associates and other licensees, is to identify a waste treatment facility interested in participating in a trial. No direct revenues will be generated from installing test generators, and Gentry will not be in a position to earn any revenues until it has completed all necessary testing and development of Biocatalyst. Gentry may not be successful in locating a waste treatment facility willing to test the technology. Gentry may be unable to reach an agreement with other licensees regarding collaboration and sharing of expenses. Even if a trial is conducted, the Biocatalyst sewage and waste water remediation application may not prove to be either technically or economically feasible. There is no guarantee that sewage and waste water treatment facilities, Gentry's primary target market, will conclude that reduced noxious odors are worth the price Gentry would have to charge to make money producing and selling Biocatalyst.

 Gentry May Lose Its Biocatalyst License If It Fails to Meet Its Minimum
  Purchase Requirements

  Gentry may be unable to meet the minimum purchase requirements under its license with Mortenson & Associates. Loss of its license could prevent Gentry from implementing its business plan, and could cause its stock to be worthless. Gentry has the exclusive right to distribute and market Biocatalyst under a private label in Alabama, Arkansas, Louisiana, and Mississippi for a period of three years, expiring April 28, 2002. To retain this right, Gentry must purchase a minimum amount of product based on pricing established in the license agreement during each of the first two years of its license. Gentry is required to purchase $125,000 of Biocatalyst by April 28, 2000, and a further $175,000 by April 28, 2001, to retain its license. The current price for Biocatalyst is $2.00 per gallon; Mortenson & Associates may change the price on 10 days' notice.

  Gentry currently has no prospective purchasers lined up, and does not yet know if the Biocatalyst sewage and waste water remediation application will even be feasible. Gentry does not intend to meet its minimum purchase requirement simply by stockpiling an inventory of Biocatalyst. If Gentry does not meet its minimum purchase requirement and does not exercise its right to become a producer of Biocatalyst, Gentry may be deemed to be in default under its License Agreement with Mortenson & Associates. Mortenson & Associates would then be able to terminate Gentry's license rights to Biocatalyst, which would prevent Gentry from implementing its business plan, and could cause its stock to be worthless.

 Gentry May Lose Its Biocatalyst License If It Does Not Exercise Its Right to
  Become a Producer

  If Gentry meets certain requirements, it has the right to become a producer of Biocatalyst. However, it may not be feasible for Gentry to obtain a producer license, and failure to obtain a producer license may limit Gentry's ability to implement its business plan to distribute Biocatalyst, and could cause its stock to be worthless. To become a producer, Gentry either would have to purchase a minimum of 5,000 gallons of Biocatalyst per month for a minimum period of six consecutive months (which is highly unlikely), or it would have to demonstrate its financial capability, pay Mortenson & Associates a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. Gentry's business plan will likely require it to become a producer, because any waste-treatment client would probably need a Biocatalyst generator installed on its premises.

  It May not Be Feasible for Gentry to Maintain, or Even to Obtain, a Producer License

  Any termination of a producer license or any failure to obtain a producer license would severely limit Gentry's ability to implement its license in the waste remediation business, and could cause its stock to be worthless. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Gentry would have to charge to make money producing and selling Biocatalyst. Even if Gentry obtains a producer license, it may be unable to make the minimum royalty payments. Although the final terms of the right to produce are subject to future negotiation, presumably the failure to pay minimum royalties would be a default that would allow Mortenson & Associates to terminate the production license.

 Gentry May Lose Its Biocatalyst License If Mortenson Defaults Under Its
  Agreement with N.W. Technologies

  Mortenson & Associates granted the Biocatalyst license to Gentry based on an agreement Mortenson & Associates has with N.W. Technologies, Inc., the owner of the Biocatalyst technology. If a Mortenson & Associates default under its agreement with N.W. Technologies results in Mortenson & Associates losing its Biocatalyst rights, the rights Mortenson & Associates has granted Gentry would become meaningless. Similarly, any dispute between Mortenson & Associates and N.W. Technologies (or their successors) could impair Gentry's ability to fully exploit its license rights. Any termination or impairment of Gentry's license rights due to circumstances under the control of Mortenson & Associates, N.W. Technologies or others with an interest in the Biocatalyst technology could prevent Gentry from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

 Increases in Biocatalyst Prices Could Destroy Gentry's Profitability

  There can be no guarantee that Gentry ever will be profitable. If Gentry does become profitable, however, Mortenson & Associates has the right to increase Biocatalyst prices on 10 days notice by revising its published pricing schedule. If Gentry becomes a producer of Biocatalyst, the final terms governing pricing of raw materials will be subject to future negotiation. Assuming Mortenson & Associates retains the right to set prices for Biocatalyst and the raw materials necessary to produce Biocatalyst, Mortenson & Associates could raise prices to its licensees. Any material price increases could decrease or eliminate Gentry's profitability.

 Gentry May Undertake Investment Risks That Are Dilutive and That Shareholders
  Might Not Otherwise Accept

  Because Gentry has a limited time to develop a highly speculative and unproven technology, Gentry's management will spend a significant portion of the time it devotes to Gentry evaluating other business opportunities that may be available to Gentry. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Gentry has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Gentry thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Gentry's common stock, which would dilute the ownership interest of holders of existing shares of Gentry's common stock. Irrespective of whether Gentry's cash assets prove to be inadequate to meet its operational needs, Gentry might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

  Depending on the nature of the transaction, Gentry's stockholders may not have an opportunity to vote on whether to approve it. As a result, Gentry's management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Gentry. For example, Gentry may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control Gentry and persons unknown could replace Gentry's management. It is uncertain whether any such replacements would continue to implement Gentry's current business plan. In addition, Gentry's significant shareholders could sell their control block to an outside party, resulting in the same type of situation.

 Potential Business Combinations Could Be Difficult To Integrate, Disrupt
  Business, Dilute Stockholder Value and Adversely Affect Operating Results.


  Gentry may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to Gentry's current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. If Gentry acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Gentry. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could adversely affect Gentry's operating results.

  Gentry cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which Gentry may eventually acquire.

 Competitors Could Develop Alternative and More Cost-Effective Products to
  Solve the Sewage and Waste Water Remediation Noxious Odor Problem

  It is possible that an unknown competitor may have or develop a product that could achieve results similar to or better than Biocatalyst. Any development of a competing product could limit the marketability of Biocatalyst, thereby limiting or eliminating the profitability of Gentry's business. Gentry is currently unaware of any other product that holds the same potential as Biocatalyst to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Gentry may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application.

 Government Regulation Could Adversely Affect Viability of Biocatalyst
  Application

  Waste treatment processes are subject to regulation by local, state and federal environmental agencies. There can be no assurance that further regulation and/or licensing will not emerge in the future. Any new regulations or licensing could damage Gentry's business, affect the profitability and perhaps the viability of Gentry's business plan, and cause the price of its common stock to decline. Further regulation or licensing could prove to be burdensome, and impose significant additional costs on Gentry's business or subject Gentry to additional liabilities.

 Heavy Dependence on One Individual Who Will Not Devote His Full Time and
  Attention to Gentry's Affairs Could Result in Delays or Business Failure

  Michael Kirsh is serving as Gentry's sole officer and director. Loss of Mr. Kirsh's services may hamper Gentry's ability to implement its business plan, and could cause its stock to be worthless. Gentry will be heavily dependent upon his skills, talents and abilities to implement its business plan and may, from time to time, find that Mr. Kirsh's inability to devote full time and attention to Gentry's affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Gentry does not have an employment agreement with Mr. Kirsh and as a result, there is no assurance that he will continue to manage Gentry's affairs in the future. Mr. Kirsh has registered all of his shares of Gentry common stock for sale in this offering, and it is possible that he may sell all of his shares. If he sells all of his shares, it is unlikely that he will continue to manage Gentry's business affairs. Gentry has not obtained a key man life insurance policy on Mr. Kirsh. If Gentry loses the services of Mr. Kirsh, or if he should decide to join a competitor or otherwise compete directly or indirectly with Gentry, this could have a significant adverse effect on Gentry's business and could cause its stock to be worthless. The services of Mr. Kirsh would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of Gentry's business decisions, they should carefully and critically assess Mr. Kirsh's background. See "Directors and Executive Officers".

  There May Be A Complete Change in Control of Gentry As A Result of this
 Offering

  All of Gentry's outstanding shares are being registered for sale pursuant to this offering. It is possible that all of the voting power will be transferred to new investors. Such new investors may replace Gentry's management. New management may decide not to continue to implement Gentry's current business plan, and may decide to enter into a business completely unrelated to Gentry's current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision the investor did not get to evaluate at the time of investing in Gentry.

 Year 2000 Issues Could Result in Sales or Inventory Difficulties

  There is also risk due to Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting Gentry, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved. It is possible that one of Gentry's suppliers, such as a utility or the producer of Biocatalyst or Biomas, or one of Gentry's clients may become inoperative, and cause Gentry to incur heavy expenses or losses. At present, due to Gentry's developmental stage, it has no critical systems that it must test for Year 2000 compliance. However, Gentry cannot be certain that it will not experience unanticipated negative consequences from Year 2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could interfere with Gentry's ability to do business.

Financial Risks

 Gentry Has No Operating History and Financial Results Are Uncertain

  Gentry has no operating history or revenues from operations. Gentry's only resources have come from the private sale of Gentry's stock. Gentry faces all the risks of a new business. It must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

  Because it has not yet begun operations, it is difficult to evaluate Gentry's business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in Gentry's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Gentry's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

    1) identifying a waste treatment facility to test the Biocatalyst application;

    2) testing the Biocatalyst application;

    3) identifying and marketing to prospective purchasers;

    4) purchasing the amounts of Biocatalyst or Biomas necessary for operation and required by the license agreement, and increases in the cost of product;

    5) licensing and royalty fees;

    6) loss of licensing rights;

    7) evaluation and expense of entering into a new business opportunity;

    8) the expense of delays in introducing or making any necessary improvements to the Biocatalyst application; and

    9) general economic conditions, as well as those specific to the related industries.

  As a result of Gentry's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Gentry expects to significantly increase its operating expenses to test, market, distribute and produce Biocatalyst. Gentry has not achieved profitability, and expects to incur net losses for the foreseeable future and may never become profitable. Gentry's limited operating history makes it difficult to forecast its future operating results.

Gentry expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability. If Gentry does not become profitable, it may be unable to maintain its Biocatalyst License, which would adversely affect its financial condition and prospects. If Gentry does achieve profitability, it cannot be certain that it will sustain or increase it.

  Because of its limited financial resources, Gentry will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.

 Gentry May Need Additional Financing Which May Not Be Available, or Which May
  Dilute the Ownership Interests of Investors

  Gentry has very limited funds, and its funds are inadequate to implement its business plan. Gentry will require substantial working capital to fund its business. If Gentry raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

  Gentry's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Gentry has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Gentry. If not available, Gentry's operations would be severely limited, and it would be unable to implement its business plan.

  Gentry May Be Unable to Continue As A Going Concern

  In its Independent Auditor's Report, Gentry's accountants state that Gentry's failure to generate revenues and conduct operations since its inception raise substantial doubt about Gentry's ability to continue as a going concern. Gentry has inadequate funds to implement its business plan. Gentry must raise additional capital in order to continue as a going concern. Gentry may be unable to raise funds, which would severely limit its operations and prevent Gentry from implementing its business plan. One source of funds would be through the issuance of securities which may have rights senior to those of its common stock. Issuance of additional securities may dilute existing shareholders.

Risks Related to the Securities Market

 Gentry Common Stock Has No Prior Market, And Prices May Decline After The
  Offering

  There is no public market for Gentry's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of Gentry's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Gentry's common stock may not develop or be sustained. All of Gentry's outstanding shares are being registered for sale pursuant to this offering. If Gentry's selling stockholders sell substantial amounts of common stock in the public market, the market price of Gentry's common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Gentry's securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Gentry's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Gentry stock.

 Investors May Face Significant Restrictions on the Resale of Gentry Stock Due to State and Federal Laws and Regulations

  Because Gentry's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Gentry's securities. Investors may be unable to sell their stock in Gentry. Accordingly, investors should consider the secondary market for Gentry's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934. Because Gentry's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Gentry and its securities. The rules may further affect the ability of owners of Gentry's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  . control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  . manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  . "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  . excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  . the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                USE OF PROCEEDS

  This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Gentry will not receive any proceeds from the sale of stock being offered.

                        DETERMINATION OF OFFERING PRICE

  This offering is solely for the purpose of allowing Gentry's shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock. Gentry has 2,500,000 shares of common stock issued and outstanding, of which 500,000 shares were issued on July 30, 1998, and 2,000,000 shares were issued on April 28, 1999. All stock was issued based on a valuation by the Board of Directors of $0.001 per share. The most recent sale of Gentry's common stock from one investor to another occurred on May 11, 1999, when a total of 700,000 shares of Gentry common stock were sold at a price of $0.047 per share.

                                    DILUTION

  This offering is for sales of stock by existing Gentry shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of Gentry's shares may not bear any rational relationship to net tangible book value per share.

                              SELLING SHAREHOLDERS

  The following are the shareholders for whose accounts the shares are being offered: the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering. Other than as disclosed below, no selling shareholder holds or has held during the past three years any position, office, or other material relationship with Gentry.

                                                  Number
                                                    of    Number of  Number of
                                Position with     Shares   Shares   Shares After
   Name                            Company         Owned   Offered    Sale(1)
   ----                     --------------------- ------- --------- ------------
   Michael Kirsh........... President, Secretary,
                             Treasurer, Director  700,000  700,000        0
   David Goldman...........         None          200,000  200,000        0
   Peter Finck.............         None          200,000  200,000        0
   Michael Robinson........         None          200,000  200,000        0
   Brian Grussan...........         None          200,000  200,000        0
   Brent Lokash............         None          200,000  200,000        0
   Mark R. Epstein Law
    Corp...................         None          200,000  200,000        0
   Terry Kirshenbaum.......         None          200,000  200,000        0
   Randi Kirshenbaum.......         None          200,000  200,000        0
   Plantation Capital......         None          200,000  200,000        0

--------
(1) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

  This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Gentry has not committed to keep the registration statement effective for any set period of time.

  While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Gentry's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

  No public market currently exists for shares of Gentry's common stock. Gentry intends to apply to have its shares traded on the OTC bulletin board under the symbol "GNTR".

                          DESCRIPTION OF CAPITAL STOCK

  The following description of Gentry's capital stock is a summary of the material terms of Gentry's capital stock and does not purport to be complete. This summary is subject to and qualified in its entirety by Gentry's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

  Gentry's authorized capital consists of 10,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 2,500,000 shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Gentry's common stock.

  Because the holders of shares of Gentry's common stock do not have cumulative voting rights, the holders of more than 50% of Gentry's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Gentry's directors.

  The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Gentry, holders are entitled to receive, ratably, the net assets of Gentry available to shareholders after payment of all creditors.

  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Gentry's common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

  Neither Elliott Tulk Pryce Anderson nor Vandeberg Johnson & Gandara was employed on a contingent basis in connection with the registration or offering of Gentry's common stock.

                            DESCRIPTION OF BUSINESS

General

  Gentry was incorporated under the laws of the State of Nevada on July 17, 1998, and is in its early developmental and promotional stages. To date, Gentry's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Gentry has not commenced commercial operations. Gentry has no full time employees and owns no real estate.

The License

  On April 28, 1999, Gentry acquired from David R. Mortenson & Associates the rights to distribute and produce the oxygen-enriched water product "Biocatalyst" for the purpose of remediating sewage and waste water, whether in septic tanks or waste water treatment facilities. Under its license with Mortenson & Associates, Gentry has the exclusive right to distribute and market Biocatalyst under a private label in Alabama, Arkansas, Louisiana, and Mississippi for a period of three years, expiring April 28, 2002. To retain this right, Gentry must purchase a minimum amount of product based on pricing established in the license agreement during each of the first two years of its license. Gentry is required to purchase $125,000 of Biocatalyst by April 28, 2000, and a further $175,000 by April 28, 2001, to retain its license. The current price for Biocatalyst is $2.00 per gallon; Mortenson & Associates may change the price on 10 days' notice.

  If Gentry meets certain requirements, it has the right to become a producer of Biocatalyst. To become a producer, Gentry either would have to purchase a minimum of 5,000 gallons of Biocatalyst per month for a minimum period of six consecutive months (which is highly unlikely), or it would have to demonstrate its financial capability, pay Mortenson a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. Once it becomes a producer, Gentry will no longer be subject to minimum purchase requirements. Gentry believes that it will need to become a producer of Biocatalyst to successfully implement its business plan.

  The license agreement is for a term of three years, and may be renewed by Gentry for an additional three year period so long as Gentry is not in default. The agreement may be terminated by Gentry at any time upon notice to Mortenson & Associates, and by Mortenson & Associates for cause, which includes breach of the agreement; the bankruptcy or insolvency of Gentry; or the conviction of Gentry, its officers or directors, of any crime involving moral turpitude. Upon termination of the agreement for any reason, Gentry, its officers and employees may not, for a period of 12 months, engage or hold any interest in any enterprise engaged in the sale, manufacture, or distribution of any products manufactured, sold or distributed by Mortenson & Associates at the time of termination.

Background to Development of Biocatalyst

  Mortenson & Associates acquired its rights to the marketing and distribution of Biocatalyst from the inventor of the product, a Houston, Texas based company named N.W. Technologies, Inc., under a distribution agreement. The Biocatalyst technology's purpose is to improve the effectiveness of existing processes that include an oxygenation process that takes place in a liquid or solid environment. N.W. Technologies' Biocatalyst technology is proprietary and not patented. The technology behind Biocatalyst was developed by N.W. Technologies for the bioremediation of oil spills. N.W. Technologies discovered that by breaking the oil into colloidal (microscopic) particles using a contact emulsifier, which also acts as a host for oil-eating microbes, it could speed up the process of bioremediating spilled oil. By breaking the oil into colloidal (microscopic) particles, the microbes have access to an increased surface area of spilled oil (better access to the food source). This increased access to the food source allows the microbes to consume spilled oil more quickly.

  The microbes need a ready supply of oxygen in order to consume the spilled oil. Below six to twelve inches of soil depth, depending on soil type, oxygen exchange is virtually non-existent, yet many oil spills reach far below that level. Remediation companies have historically used a process called sparging to oxygenate soils where bioremediation is being used. Sparging utilizes perforated pipes placed in the affected area. Air is then pumped into them and released through the perforations. Sparging is an expensive process to implement and may result in the release of some of the volatile compounds to be remediated, thus causing secondary air pollution.

  To counter the problems with sparging, N.W. Technologies created Biocatalyst. This is a water product with oxygen organically bonded to the water molecule. When the microbe's extra-cellular enzymes come in contact with the water/oxygen molecule structure, they release this oxygen, making it available to the microbes. This process provides a means to deliver oxygen to the microbes at depths below six to twelve inches of soil. N.W. Technologies and their distributors/applicators have found that the use of Biocatalyst substantially speeds up oil spill bioremediation times. N.W. Technologies has ceased using ordinary water in the formulation of its products. Instead it uses Biocatalyst because N.W. Technologies feels that Biocatalyst does everything that the water does, while also providing extra oxygen needed by the oil-eating microbes.

Production of Biocatalyst

  Biocatalyst is produced through an organic process that uses any water source. The organic process takes place in a generator, which may be built using standard off-the-shelf tankage, pumps and plumbing supplies. The generator uses a six-foot by ten-foot print, and the total cost of an industrial grade generator is approximately $5,000 per unit. With proper care and maintenance, generators should last for years. The generators are composed of tanks, pipes and pumps, and are not exposed to corrosive or caustic materials which might cause deterioration. An initial culture, which is part of N.W. Technologies' proprietary process, is introduced into the generator to create oxygen-enriched water. To keep producing Biocatalyst, the generator then requires a regular supply of "biomas", a proprietary product of N.W. Technologies. Biomas organically attaches oxygen to water molecules, thereby creating a new molecule. When water passes through biomas, it becomes Biocatalyst, an oxygen-enriched water substance.

  Once a generator is set up and producing, production continues for the life of the generator, provided that water is available (minimum of 15 gallons per hour, maximum 30 gallons per hour), that the generator is protected from freezing, and that biomas is added at least 5 days per week. Mortenson & Associates has told Gentry's officer and director that he is willing to furnish end-users a production package consisting of the generator, the initial culture to create the oxygen enriched water, and a regular supply of "biomas" for the generator. The client will supply a source of usable water, electrical power and staff to operate the generator(s). The process requires approximately 700 gallons of water per day, which is supplied by the client through its standard water source. In addition, the client must supply a minimal amount of electrical power. A biomas capsule must be dropped in 5 times per week, either by an employee of the client or through an automatic feeding device. As currently configured, each generator can produce 720 gallons of raw undiluted product per day. Where more than this volume is needed, multiple generators can be supplied.

  Although environmental regulations do not pose any material operational constraints on Gentry's business as it is proposed to be conducted, waste treatment processes are subject to regulation by local, state and federal environmental agencies. There can be no assurance that further regulation and/or licensing will not emerge in the future which may prove to be obstacles to the sale of Biocatalyst, or diminish Gentry's competitive position. No expenditures for environmental control facilities are anticipated during the current or upcoming fiscal year.

Application of Biocatalyst to Sewage and Waste Water Remediation

  Gentry believes that Biocatalyst can be used in the remediation of sewage and waste water. As a general scientific principle, an aerobic process, as opposed to an anaerobic process, produces less noxious odor. A constant supply of oxygen-enriched water to a treatment system can theoretically supply enough oxygen to sustain aerobic microbe/bacterial growth. By using an aerobic process, as opposed to an anaerobic process,

Gentry believes the noxious odor sometimes associated with sewage processing should be substantially reduced. As Biocatalyst is pumped into the treatment system, select microbes that target the waste as a food source can be added to assure optimal microbe population. Once a good colony of microbes is established, no additional microbes should be needed unless the colony is somehow killed.

Short-Term Plan of Operation For the Period Ending April 30, 2000

  The license agreement with Mortenson & Associates that provides the rights to distribute and produce Biocatalyst includes a minimum purchase requirement that must be met by April 28, 2000. Because the offering under this prospectus is solely for selling shareholders, Gentry will need to raise funds to develop its license rights. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of Gentry's common stock will be diluted.

  Gentry plans to cooperate with Mortenson & Associates and licensees that have Biocatalyst sewage and waste water remediation license rights in other territories to economize on the costs of product research and development. No generator has been successfully installed and operated at any waste treatment facility, even on a test basis. The initial step that Gentry plans to take in conjunction with Mortenson & Associates and other licensees is to identify a waste treatment facility interested in participating in a trial. Once the facility is identified, Gentry, Mortenson & Associates and the other licensees will develop a budget for installing the test generator and agree on an allocation of its costs. Each participant would then raise its required contribution, and in exchange it would have access to the trial run results to be used in its marketing and for business planning purposes. Gentry anticipates that it would raise its share by one or more private offerings of its common stock. There is no written agreement to ensure this cooperation. Gentry's expectations concerning this cooperation are based on informal communications with the parties and their own economic interest in sharing the expense of testing. To date, Gentry, through its president, Michael Kirsh, has been discussing the location of a test facility with Mortenson & Associates and other licensees.

  If the trial is successful from a technical standpoint, Gentry would have to assess the economic feasibility of proceeding further. Although Gentry's production rights are subject to negotiation of a definitive agreement, prices for the biomas used to produce Biocatalyst will likely be subject to change following notice from Mortenson & Associates. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Gentry would have to charge to make money producing and selling Biocatalyst.

  Gentry recognizes that the Biocatalyst sewage and waste water remediation application may turn out not to be feasible. To address this possibility, Gentry continually evaluates other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Currently, Gentry's sole officer and director, Micahel Kirsh, devotes approximately 25 hours per week to Gentry's business. He will spend a significant portion of the time he devotes to Gentry evaluating other business opportunities that may be available to Gentry. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Gentry has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Gentry thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Gentry's common stock, which would dilute the ownership interest of holders of existing shares of Gentry's common stock.

Industry Conditions and Competition

  Gentry does not yet know whether the Biocatalyst sewage and waste water remediation application will be a feasible money-making venture. It does know, however, that if the application turns out to be successful, it will hold an exclusive license in Alabama, Arkansas, Louisiana and Mississippi until April 28, 2002, as long as it meets its minimum purchase requirements or becomes a producer. Gentry is currently unaware of any other product that holds the potential to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Gentry may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application.

Employees

  Gentry is a development stage company and currently has no employees. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once Gentry establishes the feasibility of the Biocatalyst sewage and waste water remediation application, its priority will shift to developing and implementing a plan for marketing. The marketing plan would focus on two major goals: identifying the most likely prospects for installing generators and retaining one or more qualified individuals to market the Biocatalyst sewage and waste water remediation application to those prospects. Gentry would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Gentry, which would dilute the ownership interest of holders of existing shares of Gentry's common stock.

Available Information

  Gentry has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Gentry and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Gentry files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Gentry's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

  Upon completion of this offering, Gentry will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                            DESCRIPTION OF PROPERTY

  Gentry currently maintains limited office space, occupied by Mr. Kirsh, for which it pays no rent. Its address is 1177 West Hastings, Suite 2110, Vancouver, British Columbia V6E 2K3, CANADA, and its phone number is (604) 687-2199. Gentry does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                               LEGAL PROCEEDINGS

  Gentry is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Gentry or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                      STOCK AND OTHER SHAREHOLDER MATTERS

  No established public trading market exists for Gentry's securities. Gentry has no common equity subject to outstanding purchase options or warrants. Gentry has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Gentry has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Gentry. The principal operations of Gentry have not yet commenced.

  Gentry has 2,500,000 shares of common stock issued and outstanding, of which 500,000 shares were issued on July 30, 1998, and 2,000,000 shares were issued on April 29, 1999. All stock was issued based on a valuation by the Board of Directors of $0.001 per share. The most recent sale of Gentry's common stock from one investor to another occurred on May 11, 1999, when a total of 700,000 shares of Gentry common stock were sold at a price of $0.047 per share.

  Upon effectiveness of the registration statement that includes this prospectus, all of Gentry's outstanding shares will be eligible for sale.

  To date Gentry has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Gentry's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from July 17, 1998, (inception) to April 30, 1999, and the balance sheet data at April 30, 1999, are derived from Gentry's audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                                                   Inception to
                                                                  April 30, 1999
                                                                  --------------
STATEMENT OF OPERATIONS DATA:
  Net sales......................................................     $   --
                                                                      ======
  Loss from continuing operations................................     $ (587)
                                                                      ======
  Loss per share from continuing operations......................     $   --
                                                                      ======
                                                                      As of
                                                                  April 30, 1999
                                                                  --------------
BALANCE SHEET DATA:
  Total assets...................................................     $2,000
                                                                      ======

  Gentry is in its early developmental and promotional stages. To date, Gentry's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Gentry has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Gentry expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Gentry's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Gentry described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Gentry's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

  During the period from July 17, 1998, (inception) through April 30, 1999, Gentry has engaged in no significant operations other than organizational activities, acquisition of the rights to market Biocatalyst and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by Gentry during this period.

  For the current fiscal year, Gentry anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Gentry expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $10,000. Because the selling shareholders are bearing the costs associated with filing this registration statement, Gentry's expenses associated with registration will arise primarily in the context of applying for Gentry's shares to trade on the OTC bulletin board. The extent of these costs will depend primarily on the states in which a market maker would want Gentry's shares to be qualified. With respect to costs of implementing its business plan, it is difficult to estimate Gentry's share of testing costs without knowing the identity or location of the waste remediation test facility. Presumably, however, the total cost of installing a test generator, assuming difficulty in engineering its installation and other unforeseen difficulties, would not exceed $50,000 (ten times the estimated $5,000 per unit cost). Gentry's share of these costs would depend on the arrangement agreed upon with Mortenson & Associates and other licensees. Gentry anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

  Gentry remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Gentry's balance sheet as of April 30, 1999, reflects total assets of $2,587, in the form of a license and capitalized organizational costs.

  Gentry expects to carry out its plan of business as discussed above. In addition, Gentry may engage in a combination with another business. Gentry cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Gentry may eventually combine. Gentry has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  Gentry will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to

Gentry or at all. Gentry has no commitments for capital expenditures. Gentry's auditors' report expresses substantial doubt regarding Gentry's ability to continue as a going concern.

  Although Gentry itself has no critical systems that must be tested for Year 2000 compliance, it is imperative that it assess the compliance of third parties with whom it has material relationships. Gentry's business plan and profitability could be jeopardized by an inability to obtain the necessary supply of biomas and Biocatalyst. Gentry has obtained oral assurances and is obtaining written certifications of Year 2000 readiness from its primary suppliers, Mortenson & Associates and N.W. Technologies ensuring that there will be no interruption to Gentry's supply of biomas and Biocatalyst. In addition, Gentry will require certification of Year 2000 readiness from any waste treatment facility with whom Gentry is doing business, including the Year 2000 readiness of the utilities upon which such facilities depend for the necessary water and power to operate the generators. Because Gentry has no systems vulnerable to Year 2000 problems and has no current customers, it has no Year 2000 contingency plan.

                       CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  Elliott Tulk Pryce Anderson has served as Gentry's independent auditor since inception, and Gentry has not had any dispute with Elliott Tulk Pryce Anderson over accounting or financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the name, age and position of each director and executive officer of Gentry:

   Name                            Age Position
   ----                            --- --------
   Michael Kirsh..................  46 President, Secretary, Treasurer, Director

  Mr. Kirsh became Gentry's sole director and officer in May 1999. During the past five years, Mr. Kirsh has worked with a group of independent investors that acquires private companies and conducts reverse takeovers. In a reverse takeover, the shareholder of an acquired company generally ends up owning all or most of the resulting combined company. Mr. Kirsh devotes approximately 20% of his time to his position in the group, overseeing acquisitions, operations, and financing. The group has acquired a private company, Neptune Society, Inc., which now trades on the OTC bulletin board under the symbol "NPTN". The principal business focus of Neptune Society is cremations. Before forming his investment group, Mr. Kirsh had invested in both real estate and the stock market. From approximately 1986 to 1992 Mr. Kirsh developed two dental practices in Vancouver, British Columbia, CANADA, which he sold in 1992 before forming his investment group.

  The director named above will serve until the first annual meeting of Gentry's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the director and officer of Gentry and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

  The director and officer of Gentry will devote his time to Gentry's affairs on an "as needed" basis. As a result, the actual amount of time which he will devote to Gentry's affairs is unknown and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

  No officer or director has received any remuneration from Gentry. Although there is no current plan in existence, it is possible that Gentry will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Gentry's business plan. Gentry has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Gentry has no employment contract or compensatory plan or arrangement with any executive officer of Gentry. The director currently does not receive any cash compensation from Gentry for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of May 31, 1999, Gentry's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Gentry to own beneficially, more than 5% of Gentry's common stock, and the shareholdings of all executive officers and directors as a group.

                                                          Shares  Percentage of
Name                                                       Owned  Shares Owned
----                                                      ------- -------------
Michael Kirsh, President, Secretary, Treasurer, and
 Director
 5076 Angus Drive
 Vancouver, B.C. Canada V6M 3M5.......................... 700,000       28%
David Goldman
 910 Richards Street
 Vancouver, B.C. Canada V6B 3C1.......................... 200,000        8%
Peter Finck
 124-3989 Henning Drive
 Burnaby, B.C. Canada V5C 6N5............................ 200,000        8%
Michael Robinson
 3147 West 8th Avenue
 Vancouver, B.C. Canada V6K 2C4.......................... 200,000        8%
Brian Grussan
 bce Place
 181 Bay Street, Suite 3100
 Toronto, Ontario, Canada M5J 2T3........................ 200,000        8%
Brent Lokash
 1708-808 Nelson Street
 Vancouver, B.C. Canada V6Z 2H2.......................... 200,000        8%
Mark R. Epstein Law Corp.(1)
 650-1500 West Georgia Street
 Vancouver, B.C. Canada V6G 3A9.......................... 200,000        8%
Terry Kirshenbaum
 350 Acletarde Street West
 Toronto, Ontario, Canada M5V 1R7........................ 200,000        8%
Randi Kirshenbaum
 3-59a Admiral Road
 Toronto, Ontario M5R 2L4................................ 200,000        8%
Plantation Capital Corp.(2)
 302-1132 Hamilton Street
 Vancouver, B.C. Canada V6B 2S2.......................... 200,000        8%
  ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP
   (1 Individual)........................................ 700,000       28%

--------

(1) Mark R. Epstein is the sole beneficial owner of shares held by the Mark R. Epstein Law Corp.

(2) Tim Gamble is the sole beneficial owner of shares held by Plantation Capital Corp.

  All shares are held of record and each record shareholder has sole voting and investment power. Gentry knows of no one who has the right to acquire beneficial ownership in Gentry common stock. Other than the sale of Gentry stock contemplated by this prospectus, there are no arrangements known to Gentry the operation of which may at a subsequent date result in a change of control of Gentry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  No director, executive officer or nominee for election as a director of Gentry, and no owner of five percent or more of Gentry's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000. The initial shareholders, J.P. Beehner and Dorothy A. Mortenson, are investor-participants in David R. Mortenson & Associates, the licensor of Gentry's right to distribute and produce the Biocatalyst oxygen-enriched water product. Mr. Beehner and Ms. Mortenson were previously directors of Gentry, and the president and secretary-treasurer, respectively. They are no longer directors, officers or shareholders of Gentry. If Gentry succeeds in implementing its business plan, Gentry will make payments to David R. Mortenson & Associates in the future that will exceed $60,000, although the resulting benefits to Mr. Beehner and Ms. Mortenson may not individually exceed $60,000.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Gentry's bylaws provide that Gentry will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Gentry, absent a finding of negligence or misconduct in the performance of duty.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Gentry pursuant to the forgoing provisions, Gentry has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                         INDEX TO FINANCIAL STATEMENTS

Gentry Resources, Inc.
(A Development Stage Company)

Independent Auditor's Report.......................................        F-2
Balance Sheet as of April 30, 1999.................................        F-3
Statement of Operations from July 17, 1998 (Date of Inception) to
 April 30, 1999....................................................        F-4
Statement of Cash Flows from July 17, 1998 (Date of Inception) to
 April 30, 1999....................................................        F-5
Statement of Stockholders' Equity from July 17, 1998 (Date of
 Inception) to April 30, 1999......................................        F-6
Notes to the Financial Statements.................................. F-7 to F-8

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Gentry Resources, Inc.
(A Development Stage Company)

  We have audited the accompanying balance sheet of Gentry Resources, Inc. (A Development Stage Company) as of April 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from July 17, 1998 (Date of Inception) to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Gentry Resources, Inc. (A Development Stage Company), as of April 30, 1999, and the results of its operations and its cash flows for the period from July 17, 1998 (Date of Inception) to April 30, 1999, in conformity with U.S. generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott, Tulk, Pryce, Anderson

                                          Chartered Accountants

Vancouver, Canada
June 9, 1999

                             GENTRY RESOURCES, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                          (expressed in U.S. dollars)

                                                                      April 30,
                                                                        1999
                                                                          $
                                                                      ---------
                                ASSET
                                -----

License (Note 3).....................................................   2,000
                                                                        =====

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------

Current Liabilities..................................................     --
                                                                        -----

Contingent Liability (Note 1)

Stockholders' Equity
  Common Stock, 10,000,000 shares authorized with a par value of
   $.001; 2,500,000 shares issued and outstanding....................   2,587
  Deficit Accumulated During the Development Stage...................    (587)
                                                                        -----
                                                                        2,000
                                                                        -----
                                                                        2,000
                                                                        =====


   (The accompanying notes are an integral part of the financial statements)

                             GENTRY RESOURCES, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS
                          (expressed in U.S. dollars)

                                                             From July 17, 1998
                                                             (Date of Inception)
                                                              to April 30, 1999
                                                             -------------------
Revenues....................................................        $
                                                                    -----
Organization Expenses.......................................          587
                                                                    -----
Net Loss ...................................................         (587)
                                                                    =====



   (The accompanying notes are an integral part of the financial statements)

                             GENTRY RESOURCES, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
                          (expressed in U.S. dollars)

                                                            From  July 17, 1998
                                                            (Date of Inception)
                                                             to April 30, 1999
                                                                     $
                                                            -------------------
Cash Flows to Operating Activities
  Net loss.................................................         (587)
  Non-Cash Item............................................           87
                                                                   -----
Net Cash Used by Operating Activities......................         (500)
                                                                   -----
Cash Flows from Financing Activities
  Increase in shares issued................................          500
                                                                   -----
Net Cash Provided by Financing Activities..................          500
                                                                   -----
Cash Flows to Investing Activities.........................          --
                                                                   -----
Net Cash Used in Investing Activities......................          --
                                                                   -----
Change in cash.............................................          --
Cash--beginning of period..................................          --
                                                                   -----
Cash--end of period........................................          --
                                                                   =====
Non-Cash Financing Activities
  A total of 2,000,000 shares were issued at a fair market
   value of $0.001 per share for the acquisition of a
   License (Note 3)........................................        2,000
  Organization costs paid for by a director for no
   consideration treated as additional paid in capital.....           87
                                                                   -----
                                                                   2,087
                                                                   =====
Supplemental Disclosures
  Interest paid............................................          --
  Income tax paid..........................................          --


   (The accompanying notes are an integral part of the financial statements)

                             GENTRY RESOURCES, INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY

            From July 17, 1998 (Date of Inception) to April 30, 1999
                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                                     Common Stock   During the
                                                   ---------------- Development
                                                    Shares   Amount    Stage
                                                       #       $         $
                                                   --------- ------ -----------
Balance--July 17, 1998 (Date of Inception)........       --    --
  Stock issued for $500 of organizational
   expenses.......................................   500,000   500
  Additional paid in capital for organizational
   expenses incurred by a director on behalf of
   the Company....................................       --     87
  Stock issued for "The Biocatalyst License" at a
   fair market value of $0.001 per share.......... 2,000,000 2,000
  Net loss for the period.........................                      (587)
                                                   --------- -----     -----
Balance--April 30, 1999........................... 2,500,000 2,587      (587)
                                                   ========= =====     =====



   (The accompanying notes are an integral part of the financial statements)

                             GENTRY RESOURCES, INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS
                          (expressed in U.S. dollars)

1. Development Stage Company

  Gentry Resources, Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on July 17, 1998. The Company has acquired a license to market and distribute a product as discussed in Note 3.

  In a development stage company, management devotes most of its activities to establishing these new businesses. Planned principal activities have not yet begun nor produced any revenues. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and develop a market for its products. There is no guarantee that Gentry will be able to raise any equity financing or develop a market for its products. There is substantial doubt regarding Gentry's ability to continue as a going concern.

2. Summary of Significant Accounting Policies

 (a) Year end

  The Company's fiscal year end is April 30.

 (b) Licenses

  Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives.

 (c) Cash and Cash Equivalents

  The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

 (d) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. License

  On April 28, 1999 the Company acquired a license for a product called Biocatalyst. The Company has the exclusive right to distribute and market the product under a private label in the States of Alabama, Arkansas, Louisiana and Mississippi for a period of three years expiring April 28, 2002. Biocatalyst is an oxygen enriched water product used to enhance the growth of microbes in soils located underground. The Company issued 2,000,000 shares at a fair market value of $.001 or $2,000. The shares were issued to the licensor who are members of a partnership and whose general partner is also a spouse of a director and officer of the Company. Once the Company purchases a minimum of 5,000 gallons of product for a minimum period of six consecutive months, then a license will be granted to the Company to produce the product in a location to be mutually agreed upon. A producer license will also be granted if the Company can demonstrate its financial capability, pay the licensor a one time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. If no producing license is granted then the Company is committed to purchase $125,000 of Biocatalyst by April 28, 2000, and a further $175,000 by April 28, 2001, to retain its distribution license. The current price for Biocatalyst is $2.00 per gallon; Mortenson & Associates may change the price on 10 days' notice. The license will be amortized to operations over one year starting May 1, 1999.

4. Related Party Transaction

  The License referred to in Note 3 was sold to the Company by a partnership whose general manager is the spouse of the Secretary/Treasurer of the Company and a director for consideration of 2,000,000 shares for total fair market consideration of $2,000. These shares were paid evenly to the ten partners.

5. Uncertainty Due to the Year 2000 Issue

  The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                   Prospectus

                                            , 1999

                             GENTRY RESOURCES, INC.

                         1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                 (604) 687-2199

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

  Gentry has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Gentry have not changed since the date hereof.

  Until            , 1999 (90 days after the date of this prospectus), all
dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

   SEC registration fee................................................ $    35
   Printing and engraving expenses.....................................   5,000
   Attorneys' fees and expenses........................................   9,000
   Accountants' fees and expenses......................................   1,500
   Transfer agent's and registrar's fees and expenses..................     500
   Miscellaneous.......................................................     965
                                                                        -------
     Total............................................................. $17,000
                                                                        =======

Item 14. Indemnification of Directors and Officers.

  Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

  The bylaws of Gentry, filed as Exhibit 3.2, provide that Gentry will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Gentry, absent a finding of negligence or misconduct in office. Gentry's Bylaws also permit Gentry to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Gentry has the power to indemnify such person against liability for any of those acts.

Item 15. Recent Sales of Unregistered Securities.

  Set forth below is information regarding the issuance and sales of Gentry's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

    (a) On July 30, 1998, Gentry issued 500,000 shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $500) and activities performed by the shareholders. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, due to the shareholders being Gentry's founders and serving as its initial management, and the limited number of investors (two).

    (b) On April 28, 1999, Gentry issued a total of 2,000,000 shares of common stock to ten shareholders, one of whom is the general partner of, and nine of whom are investor participants in, the licensor of Gentry's Biocatalyst rights. The issuance was compensation for the license of the Biocatalyst rights. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933. Gentry's shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, Gentry believes that the issuance was also exempt under Rule 506 of Regulation D and Sections 3(b) and 4(2) under the Securities Act of 1933, due to limiting the manner of the offering, promptly filing notices of sales, and limiting the issuance of shares to a small number of accredited investors (ten).

Item 16(a). Exhibits.

 Exhibit
 Number  Name
 ------- ----
   3.1*  Articles of Incorporation
   3.2*  Bylaws
   5.1   Opinion re: Legality
  10.1   License Agreement
  10.2   Amendment No. 1 to License Agreement
  23.1   Consent of Independent Auditors
  23.2   Consent of Counsel (see Exhibit 5.1)
  27.1*  Financial Data Schedule

--------

 *   Previously filed

Item 16(b). Financial Statement Schedules.

  As of April 30, 1999, Gentry:

  .  has no valuation or qualifying accounts

  . does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein

  .  has no subsidiaries

  .  has no investments in mortgage loans on real estate.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on August 31, 1999.

                                          GENTRY RESOURCES, INC.

                                                /s/ Michael Kirsh
                                          By: ___________________________
                                                    Michael Kirsh
                                                    Its President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
       /s/ Michael Kirsh             President, Secretary,         August 31, 1999
____________________________________  Treasurer, and Director
           Michael Kirsh

                                 EXHIBIT INDEX

 Exhibit
 Number  Name
 ------- ----
   3.1*  Articles of Incorporation
   3.2*  Bylaws
   5.1   Opinion re: Legality
  10.1   License Agreement
  10.2   Amendment No. 1 to License Agreement
  23.1   Consent of Independent Auditors
  23.2   Consent of Counsel (see Exhibit 5.1)
  27.1*  Financial Data Schedule

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 *   Previously filed